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                                                                 Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-58315, 333-58319, 333-58323) of Aztec
Technology Partners, Inc. of our report dated March 3, 1999, except for
Note 3, as to which the date is July 21, 1999, appearing on page F-2 of this Form 10-K/A.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 2, 1999